 EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-46939 and 333-50767 on Form S-8 of our report dated April 26, 2019, appearing in this Annual Report on Form 10-K of Star Buffet, Inc. for the fiscal years ended January 28, 2019 and January 29, 2018.

/s/ LARSON & COMPANY PC

Larson & Company PC

South Jordan, Utah

April 26, 2019